UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):      October 27, 2014

    TUCOWS INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	0-28284	23-2707366
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

96 Mowat Avenue, Toronto, Ontario, Canada	M6K 3M1
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 535-0123

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, the Board of Directors (the “Board”) of Tucows Inc. (the “Company”) increased the size of the Board to seven members and, upon the recommendation of the Corporate Governance, Nominating and Compensation Committee of the Board, appointed Robin Chase to the Board as a director, with a term expiring at the Company’s 2015 Annual Meeting of Shareholders. There were no arrangements or understandings between Ms. Chase and any other persons pursuant to which Ms. Chase was selected as a director of the Company. The Board has determined that Ms. Chase is an independent director in accordance with the NASDAQ listing standards.

Ms. Chase will be compensated pursuant to the Company’s independent director compensation plan including, without limitation, an initial grant of options to purchase 4,375 shares of the Company’s common stock at an exercise price per share that is equal to the closing price per share of the Company’s common share as reported on the NASDAQ Capital Market on the date of the grant.

A press release, dated October 27, 2014, announcing Ms. Chases’ appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

99.1	Press Release of Tucows Inc., dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUCOWS INC.

By:	/s/ Michael Cooperman
Michael Cooperman
Chief Financial Officer

Dated: October 27, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Tucows Inc., dated October 27, 2014.